Preparation Date:  XX/XX/XX
Prepared by:  (Name)

                                   Exhibit C
                                  HSM FORECAST

                                    Month/Year       Forecast


           Month (1)- Firm PO        Dec-98
           Month (2)- Firm PO        Jan-99
           Month (3)- Firm PO        Feb-99
           Month (4)                 Mar-99
           Month (5)                 Apr-99
           Month (6)                 May-99
           Month (7)                 Jun-99
           Month (8)                 Jul-99
           Month (9)                 Aug-99
           Month (10)                Sep-99
           Month (11)                Oct-99
           Month (12)                Nov-99

Notes:

1) The Month/Year column must be updated by the originator to reflect the forecasted months.

2) Month (1) should be the month following the preparation date. For example, if the preparation date is 1/15/99, Month (1) will be Feb-99 and Months
     (2)-(12) will be Mar-99 through Jan-00, respectively.

3)   The  Preparation   Date  and  Prepared  By  fields  will  be  completed  by
     originator.